Exhibit 10.5

AMENDMENT NUMBER TWO

TO THE

REWARDS NETWORK INC.

2006 LONG-TERM INCENTIVE PLAN

WHEREAS, Rewards Network Inc., a Delaware corporation (the “Company”), has heretofore adopted and maintains the Rewards Network Inc. 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has retained the power to amend the Plan.

NOW THEREFORE, pursuant to the power of amendment contained in Section 8(e) of the Plan, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Clause (i) of the definition of “Change in Control” in Section 2 of the Plan is hereby amended in its entirety to read as follows:

“(i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50 percent or more of the total voting power of all of the then-outstanding voting securities of the Company;”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this 16th day of August, 2010.

REWARDS NETWORK INC.

By:	/s/ Ronald L. Blake
Name:	Ronald L. Blake
Title:	President and CEO